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                              Chicago Title Insurance Company . Illinois Form A

[LOGO]                    REAL ESTATE SALE CONTRACT              Exhibit 10.12


1.           United Round Lake Land Development LLC                (Purchaser)
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agrees to purchase at a price of $2,377,000 Plus Existing Debt on the terms
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set forth herein, the following described real estate in Cole Taylor Bank
                                                        --------------------
County, Illinois:

                          See Exhibit

(IF LEGAL DESCRIPTION IS NOT INCLUDED AT TIME OF EXECUTION, --------------- is AUTHORIZED TO INSERT THEREAFTER.)
commonly known as                Round Lake                              , and
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with approximate lot dimensions of per survey  x          ,
                                   ----------

2.                              United Homes, Inc.                    (Seller)
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          (INSERT NAMES OF ALL OWNERS AND THEIR RESPECTIVE SPOUSES)

agrees to sell the real estate and the property, if any, described above at the price and terms set forth herein, and to convey or cause to be conveyed to Purchaser or nominee title thereto (in joint tenancy) by a recordable warranty deed, with release of homestead rights: (a) covenants, conditions and restrictions of record; (b) private, public and utility easements and roads and highways, if any; (c) special taxes or assessments for improvements not yet completed; (f) any unconfirmed special tax or assessment; (g) installments not due at the date hereof of any special tax or assesment for improvements heretofore completed; (h) mortgage or trust deed specified below, if any; (i) general taxes for the year 1996 and subsequent years including taxes which may accrue by reason of new or additional improvements during the year(s) ______; and to

3. Purchaser has paid $10.00 (and will pay within _______ days the additional sum of $ ___________) as earnest money to be applied on the purchase price, and agrees to pay or satisfy the balance of the purchase price, plus or minus prorations, at the time of closing as follows:

(STRIKE SUBPARAGRAPH NOT APPLICABLE)

(a) The payment of           $ 2,377,000
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(b) The acceptance of the title to the real estate by Purchaser subject to a mortgage (trust deed) of record securing a principal indebtedness (which the Purchaser [does] agree to assume) aggregating $4,840,000 bearing interest at the rate of _____ % a year, and the payment of a sum which represents the difference between the amount due on the indebtedness at the time of closing and the balance of the purchase price.

    This contract is subject to the condition that Purchaser be able to procure within _________ days a firm commitment for a loan to be secured by a mortgage or trust deed on the real estate in the amount of $ ___________, or such lesser sum as Purchaser accepts, with interest not to exceed _______% a year to be amortized over __________ years, the commission and service charges for such loan not to exceed _________%. If, after making every reasonable effort, Purchaser is unable to procure such commitment within the time specified herein and so notified Seller thereof within that time, this contract shall become null and void and all earnest money shall be returned to Purchaser; provided that if Seller, at his option, within a like period of time following Purchaser's notice, procures for Purchaser such a commitment or notifies Purchaser that Seller will accept a purchase money mortgage upon the same terms, this contract shall remain in full force and effect. (STRIKE PARAGRAPH IF INAPPLICABLE.)

5. The time of closing shall be on September 30, 1997, or 20 days after notice that financing has been procured if above paragraph 4 is operative, or on the date, if any, to which such time is extended by reasons of paragraph 2 of the Conditions and Stipulations hereafter becoming operative (whichever date is later), unless subsequently mutually agreed otherwise, at the office of Title Company or the mortgage lender, if any, provided title is shown to be good or is accepted by Purchaser.

6. Seller shall deliver possession to Purchaser on or before _____ days after the sale has been closed. Seller agrees to pay Purchaser the sum of $____________ for each day Seller remains in possession between the time of closing and the time possession is delivered.

7. Seller agrees to pay a broker's commission to            N/A
                                                 ____________________________
in the amount set forth in the broker's listing contract or as follows:
_____________________________________________________________________________

8. The earnest money shall be held by _______________________________________
for the mutual benefit of the parties.

9. Seller agrees to deliver possession of the real estate in the same condition as it is at the date of this contract, ordinary wear and tear excepted.

10. A duplicate original of this contract, duly executed by the Seller and his spouse, if any, shall be delivered to the Purchaser within _____ days from the date below, otherwise, at the Purchaser's option, this contract shall become null and void and the earnest money shall be refunded to the Purchaser.

This contract is subject to the Conditions and Stipulations set forth on the back page hereof, which Conditions and Stipulations are made a part of this contract.

Dated   September 30, 1997
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Purchaser United Round Lake Land Development, LLC        (Address)
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Purchaser      /s/ Illegible                             (Address)
          -- --------------------------------------                -----------

Seller   United Homes, Inc.                               (Address)
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Seller        /s/ Illegible                               (Address)
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*Form normally used for sale of residential property of four or fewer units.


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                            CONDITIONS AND STIPULATIONS


1. Seller shall deliver or cause to be delivered to Purchaser or Purchaser's agent, not less than 5 days prior to the time of closing, a title commitment for an owner's title insurance policy issued by the Chicago Title Insurance Company in the amount of the purchase price, covering title to the real estate on or after the date hereof, showing title in the intended grantor subject only to (a) the general exceptions contained in the policy unless the real estate is improved with a single family dwelling or an apartment building of four or fewer residential units, (b) the title exceptions set forth above, and (c) title exceptions pertaining to liens or encumbrances of a definite or ascertainable amount which may be removed by the payment of money at the time of closing and which the Seller may so remove at that time by using the funds to be paid upon the delivery of the deed (all of which are herein referred to as the permitted exceptions). The title commitment shall be conclusive evidence of good title as therein shown as to all matters insured by the policy, subject only to the exceptions therein stated. Seller also shall furnish Purchaser an affidavit of title in customary form covering the date of closing and showing title in Seller subject only to the permitted exceptions in foregoing items (b) and (c) unpermitted exceptions, if any, as to which the title insurer commits to extend insurance in the manner specified in paragraph 2 below.

2. If the title commitment discloses unpermitted exceptions, Seller shall have 30 days from the date of delivery thereof to have the exceptions removed from the commitment or to have the title insurer commit to insure against loss or damage that may be occasioned by such exceptions, and, in such event, the time of closing shall be 35 days after delivery of the commitment or the time specified in paragraph 5 on the front page hereof, whichever is later. If Seller fails to have the exceptions removed, or in the alternative, to obtain the commitment for title insurance specified above as to such exceptions within the specified time, Purchaser may terminate this contract or may elect, upon notice to Seller within 10 days after the expiration of the 30-day period, to take title as it then is with the right to deduct from the purchase price liens or encumbrances of a definite or ascertainable amount. If Purchaser does not so elect, this contract shall become null and void without further actions of the parties.

3. Rents, premiums under assignable insurance policies, water and other utility charges, fuels, prepaid service contracts, general taxes, accrued interest on mortgage indebtedness, if any, and other similar items shall be adjusted ratably as of the time of closing. The amount of the current general taxes not then ascertainable shall be adjusted on the basis of (a), (b), or
(c) below (STRIKE SUBPARAGRAPHS NOT APPLICABLE):

    (a) __________% of the most recent ascertainable taxes;
    (b) The most recent ascertainable taxes and subsequent readjustment thereof pursuant to the terms of reproration letter attached hereto and incorporated herein by reference.
    (c) [Other] ______________________________________________________________
        ______________________________________________________________________
The amount of any general taxes which may accrue by reason of new or additional improvements shall be adjusted as follows: ________________________
______________________________________________________________________________
All prorations are final unless otherwise provided herein. Existing leases and assignable insurance policies, if any, shall then be assigned to Purchaser. Seller shall pay the amount of any stamp tax imposed by State law on the transfer of the title, and shall furnish a completed Real Estate Transfer Declaration signed by the Seller or the Seller's agent in the form required pursuant to the Real Estate Transfer Tax Act of the State of Illinois and shall furnish any declaration signed by the Seller or the Seller's agent or meet other requirements as established by any local ordinance with regard to a transfer or transaction tax; such tax required by local ordinance shall be paid by the party upon whom such ordinance places responsibility therefor. If such ordinance does not so place responsibility, the tax shall be paid by the (Purchaser)(Seller). (STRIKE ONE.)

4. The provisions of the Uniform Vendor and Purchaser Risk Act of the State of Illinois shall be applicable to this contract.

5. If this contract is terminated without Purchaser's fault, the earnest money shall be returned to the Purchaser, but if the termination is caused by the Purchaser's fault, then at the option of the Seller and upon notice to the Purchaser, the earnest money shall be forfeited to the Seller and applied first to the payment of Seller's expenses and then to payment of broker's commission; the balance, if any, to be retained by the Seller as liquidated damages.

6. At the election of Seller or Purchaser upon notice to the other party not less than 5 days prior to the time of closing, this sale shall be closed through an escrow with Chicago Title and Trust Company, in accordance with the general provisions of the usual form of Deed and Money Escrow Agreement then in use by Chicago Title and Trust Company, with such special provisions inserted in the escrow agreement as may be required to conform with this contract. Upon the creation of such an escrow, anything herein to the contrary notwithstanding, payment of purchase price and delivery of deed shall be made through the escrow and this contract and the earnest money shall be deposited in the escrow. The cost of the escrow shall be divided equally between Seller and Purchaser. (STRIKE PARAGRAPHS IF INAPPLICABLE.)

7.  Time is of the essence of this contract.

8. All notices herein required shall be in writing and shall be served on the parties at the addresses following their signatures. The mailing of a notice by registered or certified mail, return receipt requested, shall be sufficient service.

9. Purchaser and Seller hereby agree to make all disclosures and do all things necessary to comply with the applicable provisions of the Real Estate Settlement Procedures Act of 1974. In the event that either party shall fail to make appropriate disclosure when asked, such failure shall be considered a breach on the part of said party.

10. Alternative 1:
    Seller represents that he is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code and is therefore exempt from the withholding requirements of said Section. Seller will furnish Purchaser at closing the Exemption Certification set forth in said Section.

    Alternative 2:
    Purchaser represents that the transaction is exempt from the withholding requirements of Section 1445 of the Internal Revenue Code because Purchaser intends to use the subject real estate as a qualifying residence under said Section and the sales price does not exceed $300,000.

    Alternative 3:
    With respect to Section 1445 of the Internal Revenue Code, the parties agree as follows: ________________________________________________________
    __________________________________________________________________________
    __________________________________________________________________________
    __________________________________________________________________________
    (STRIKE TWO OF THE THREE ALTERNATIVES.)